THIS DOCUMENT IS A COPY OF THE REGISTRANT'S FORM 8-K
FILED ON MARCH 24, 1994 PURSUANT TO A RULE 201 TEMPORARY
HARDSHIP EXEMPTION.
(NOTE:  ONLY EXHIBITS EX-28.1 AND EX-28.2 PREVIOUSLY WERE
        NOT FILED ELECTRONICALLY ON MARCH 24, 1994.)

                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549



                                  FORM 8-K


                               CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  March 15, 1994



                      Transamerica Finance Corporation
           (Exact name of registrant as specified in its charter)


         Delaware                  1-6798             95-1077235
(State or other jurisdiction    (Commission        (I.R.S. Employer
    of incorporation)           File Number)      Identification No.)


         1150 South Olive Street
         Los Angeles, California                         90015
 (Address of principal executive offices)             (Zip Code)



     Registrant's telephone number, including area code:  (213) 742-4321




                               Not applicable
       (Former name or former address, if changed since last report.)

Item 2.  Acquisition of Assets

     On February 13, 1994, Transamerica Container Acquisition Corporation ("Transamerica" or "Purchaser"), entered into an Asset Purchase Agreement
(the "Agreement") with Tiphook plc, a London-based transportation equipment rental company, and certain of its affiliated companies ("Tiphook" or "Sellers") pursuant to which Transamerica agreed to purchase certain dry cargo containers, tank containers, chassis, operating leases and other assets of Tiphook (collectively the "Container Operations"). Purchaser is a newly formed subsidiary of Transamerica Finance Corporation ("Registrant").

     On March 15, 1994, the transaction was completed and Transamerica acquired substantially all the operating assets of the Container Operations of Tiphook. Transamerica assumed certain specified liabilities of the Container Operations including trade accounts payable. Transamerica did not assume any borrowings, tax liabilities or contingent liabilities of the Sellers or the Tiphook Group. In accordance with the Agreement, Transamerica paid to Tiphook 673 million pounds sterling, with further payments to be made upon release of escrows, delivery of bills of sale and releases of liens, and delivered
34.5 million pounds sterling to escrow agents for the establishment of a general escrow account (27.5 million pounds sterling) and a repairs escrow account (7.0 million pounds sterling). When completed, payments to the Sellers may total up to 722 million pounds sterling (about $1,065 million).

     Claims may be made against the general escrow account by Transamerica for any claim for indemnity (see below) including for breach of warranty. The Agreement provides that any amounts owed to Transamerica by Tiphook in respect of any purchase price adjustment shall be paid directly to Transamerica by Tiphook rather than from the escrowed funds. Only if Tiphook is prohibited by law from making the payment (or otherwise does not make the payment) will the funds be paid from the general escrow account, in which case Tiphook is required under the Agreement to replenish such account to the extent of any funds so withdrawn by Transamerica. No amounts will be released from the general escrow to the Sellers until March 31, 1995. The amount released on March 31, 1995 will be minus (i) any purchase price adjustments (following the examination of the net assets at closing) deducted from the general escrow and not replenished; and (ii) any amounts paid to Transamerica in settlement of any claim covered by the general escrow, and then only to the extent not necessary to cover any pending claims lodged by Transamerica.

     Claims may be made against the repairs escrow account to the extent that the amounts required to repair certain containers exceed the amounts accrued by the Sellers in respect of such repairs. Transamerica may also claim against this escrow if any purchase price adjustment arising from the post-closing audit is not paid directly by Tiphook. No amounts will be released to Tiphook from the repairs escrow until the end of the six month anniversary of the closing. The amount paid will be minus (i) any purchase price adjustments (following the audit of the net assets at closing) deducted from the repairs escrow and not replenished and (ii) any amount paid to Transamerica in settlement of any claim covered by the repairs escrow and not replenished, and then only to the extent not necessary to cover any pending repair claims lodged by Transamerica. Fifty per cent of the amount remaining in the repairs escrow (and not necessary to cover any pending claims) will be released earlier than the six month anniversary if the net assets audit is completed and agreed to before then and certain other conditions are satisfied.

     Adjustments to the purchase price, if any, will be determined on completion of examination of the closing balance sheet of the Container Operations as at the closing date by Transamerica's auditors and Tiphook's auditors, respectively. Any unresolved dispute will be referred to an independent auditor.

     The Sellers have given representations and warranties as to the assets including the contracts and operating leases sold and as to Tiphook's container rental business and agreed to indemnify Transamerica for any breaches of the Sellers' representations or warranties. Claims for breach of representations or warranties must be brought within two years of closing (other than those relating to taxation and environmental matters which survive for the applicable statutes of limitation). The liability of the Sellers for indemnification is limited to the purchase price paid by Transamerica to the Sellers plus the amounts paid into the escrow accounts. The indemnification provisions cover among other matters breaches of warranty, contingent liabilities, if any, of the Container Operations, taxation liabilities, the conduct of the business of the Container Operations prior to the closing and environmental liabilities.

     Tiphook, at the closing, entered into a non-compete agreement with Transamerica prohibiting Tiphook and its affiliates from competing with the Container Operations for a period of seven years. After the closing, Sellers are providing certain transitional services to Transamerica pursuant to the terms of a transitional services agreement.

     Tiphook has granted Transamerica an exclusive, perpetual license to the name "Tiphook" in the business of leasing containers (on a worldwide basis) and tank chassis (in the United States).

Item 7.  Financial Statements, Pro forma Financial Information and Exhibits.

     (a) Financial statements of Tiphook Container Rental Company Limited and Tiphook Rentals Limited

     The following audited combined financial statements of Tiphook Container Rental Company Limited and Tiphook Rentals Limited (hereinafter referred to as the Container Rental Businesses) prepared in conformity with United Kingdom standard accounting practices are filed as Exhibit 28.1 hereto, and are incorporated by reference in this report.

          Independent Auditors' Report
          Combined Profit and Loss Statement - Year
            ended April 30, 1993
          Combined Statement of Total Recognised Gains
            and Losses - Year ended April 30, 1993
          Combined Balance Sheet - April 30, 1993
          Combined Cash Flow Statement - Year ended
            April 30, 1993
          Notes to the Combined Financial Statements -
            Year ended April 30, 1993

     The following unaudited interim financial statements of the Container Rental Businesses prepared in conformity with United Kingdom standard accounting practices are filed as Exhibit 28.2 hereto, and are incorporated by reference in this report.

          Combined Profit and Loss Statement - Six months
            ended October 31, 1993 and 1992
          Combined Statement of Total Recognised Gains and Losses - Six months ended October 31,
            1993 and 1992
          Combined Balance Sheet - October 31, 1993
          Combined Cash Flow Statement - Six months ended
            October 31, 1993 and 1992
          Notes to the Unaudited Combined Interim Financial
            Information - Six months ended October 31, 1993

     (b)  Pro forma Financial Information

     The Pro forma Condensed Consolidated Balance Sheet of Transamerica Finance Corporation as of December 31, 1993 reflects the financial position of Transamerica Finance Corporation after giving effect to the acquisition of the assets and assumption of the liabilities discussed in
     Item 2. The pro forma consolidated balance sheet assumes the acquisition took place on December 31, 1993 and is based upon the October 31, 1993 balance sheet of the Container Rental Businesses. The Pro forma Condensed Consolidated Statement of Income for the year ended
     December 31, 1993 reflects adjustments to the cost of borrowings at Transamerica Finance Corporation and the Container Rental Businesses, using rates in effect had the acquisition occurred December 31, 1993, as if the acquisition had occurred on January 1, 1993 and based upon the operations of the Container Rental Businesses for the twelve month period ended October 31, 1993. No adjustments have been made to reflect potential operating efficiencies from the consolidation of these operations.

          Pro forma Condensed Consolidated Balance
            Sheet as of December 31, 1993 .............    Page F-1
          Pro forma Condensed Consolidated Income
            Statement - Year ended December 31, 1993 ..    Page F-2
          Notes to Pro forma Financial Information ....    Page F-3


     The unaudited pro forma financial statements and accompanying notes reflect the purchase of assets and the assumption of certain liabilities of the Container Rental Businesses. The purchase price will be allocated to the Container Rental Businesses assets acquired and liabilities assumed based on their relative estimated fair values at the closing date. As described in the accompanying notes, the amounts allocated to the Container Rental Businesses assets and liabilities have been combined with the recorded values of the assets and liabilities of Transamerica Finance Corporation. However, changes to the adjustments already included in the unaudited pro forma financial statements are expected as evaluations of assets and liabilities are completed and as additional information becomes available. In addition, the results of operations of the Container Rental Businesses subsequent to October 31, 1993 will affect the allocation of the purchase price. Accordingly, the final combined amounts will differ from those set forth in the unaudited pro forma financial statements.

     The unaudited pro forma financial statements have been prepared by Transamerica Finance Corporation based upon assumptions deemed proper by it. The unaudited pro forma financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future financial position or future results of operations of the combined company, or of the financial position or results of operations of the combined company that would have actually occurred had the transaction been in effect as of the date or for the period presented. In addition, it should be noted that Transamerica Finance Corporation's financial statements will reflect the acquisition only from March 15, 1994, the closing date of the transaction.

     The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Transamerica Finance Corporation and the Container Rental Businesses financial statements and related notes.

                                                                Page F-1

                     PRO FORMA FINANCIAL INFORMATION

            TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES
             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET*
                            December 31, 1993
                               (Unaudited)


                                       Transamerica     Container
                                         Finance          Rental
                                       Corporation      Businesses
                                        Historical      Historical        Pro forma         Pro forma
                                         Amounts          Amounts        Adjustments      Consolidated
ASSETS
  Finance receivables, net
    of allowance for losses
    and unearned fees                   $6,071,578                                        $ 6,071,578
  Equipment held for lease, net
    of accumulated depreciation          1,306,458      $  929,294      $  104,083 -C       2,339,835
  Other                                  1,653,334         282,623        (195,299)-B       1,724,422
                                                                           (16,236)-B
                                        __________      __________      __________        ___________
                                        $9,031,370      $1,211,917      $ (107,452)       $10,135,835
                                        ==========      ==========      ==========        ===========
LIABILITIES AND SHAREHOLDER'S EQUITY
  Notes payable                         $7,031,503      $  872,865      $ (872,865)-B     $ 8,016,503
                                                                           985,000 -D
  Other liabilities                        550,246         123,691         (84,226)-B         589,711
                                        __________      __________      __________        ___________
                                         7,581,749         996,556          27,909          8,606,214
  Shareholder's equity                   1,449,621         215,361          80,000 -A       1,529,621
                                                                          (215,361)-B
                                        __________      __________      __________        ___________
                                        $9,031,370      $1,211,917      $ (107,452)       $10,135,835
                                        ==========      ==========      ==========        ===========

(Amounts in thousands)
*Assuming the acquisition had been consummated on December 31, 1993. See notes on Page F-3.


                                                                Page F-2

                     PRO FORMA FINANCIAL INFORMATION

            TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT*
                      Year ended December 31, 1993
                               (Unaudited)


                                       Transamerica     Container
                                         Finance          Rental
                                       Corporation      Businesses
                                        Historical      Historical       Pro forma         Pro forma
                                         Amounts          Amounts       Adjustments      Consolidated
REVENUES
  Finance charges                       $  929,464                                        $  929,464
  Leasing revenues                         388,327       $250,172                            638,499
  Other                                     74,335                                            74,335
                                        __________       ________                         __________
                                         1,392,126        250,172                          1,642,298
EXPENSES
  Interest and debt expense                414,556         55,168       $ 53,559 -D          468,115
                                                                         (55,168)-D
  Depreciation on equipment held
    for lease                              102,538         67,116         30,576 -C          200,230
  Salaries and other operating
    expenses                               512,652        109,450                            622,102
  Other                                    144,142          5,310         (5,310)-F          144,142
                                        __________       ________       ________          __________
                                         1,173,888        237,044         23,657           1,434,589
                                        __________       ________       ________          __________
Income before income taxes                 218,238         13,128        (23,657)            207,709
Income taxes                                95,357         13,571        (17,783)-E           91,145
                                        __________       ________       ________          __________
Income before extraordinary item        $  122,881       $   (443)      $ (5,874)         $  116,564
                                        ==========       ========       ========          ==========

(Amounts in thousands)
*Assuming the acquisition had been consummated on January 1, 1993. See notes on Page F-3.


Page 8
                                                                    Page F-3

                       PRO FORMA FINANCIAL INFORMATION

              TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES
                  NOTES TO PRO FORMA FINANCIAL INFORMATION
                              December 31, 1993
                                 (Unaudited)



Note A - Basis of Presentation

         The pro forma financial information was prepared using the Container Rental Businesses balance sheet as of October 31, 1993 and income statement for the year ended October 31, 1993 converted at an exchange rate of 1.0 pound sterling = $1.475. The income statement was prepared by combining the interim period results for the six month periods ended April 30, 1993 and October 31, 1993.

         The following adjustments have been made to convert the Container Rental Businesses financial statements, which are prepared in conformity with United Kingdom standard accounting practices, to a basis in conformity with accounting principles generally accepted in the United States:

            October 31, 1993 balance sheet:
              Goodwill                                       $195,299
                                                             ========
              Deferred income tax liability                  $ 84,226
                                                             ========
            Year ended October 31, 1993 income statement:
              Foreign currency translation expense           $  2,212
                                                             ========
              Goodwill amortization                          $  5,310
                                                             ========
              Deferred income tax provision                  $ 13,571
                                                             ========
            (Amounts in thousands)


         The following summarizes the total purchase price:

            Cash purchase price                            $1,065,000
                                                           ==========
            Cash purchase price obtained through:
              Issuance of notes payable                    $  985,000
              Capital contribution from
                Transamerica Corporation                       80,000
                                                           __________
                                                           $1,065,000
                                                           ==========
            (Amounts in thousands)

Page 9
                                                                    Page F-4

                       PRO FORMA FINANCIAL INFORMATION

              TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES
            NOTES TO PRO FORMA FINANCIAL INFORMATION (Continued)
                              December 31, 1993
                                 (Unaudited)



Note A - Basis of Presentation (Continued)

         Under purchase accounting, the assets purchased and liabilities assumed in the transaction, as described in item 2, are required to be adjusted to estimated fair values based upon an allocation of the purchase price. For the purposes of preparing the December 31, 1993 pro forma balance sheet, the assets of the Container Rental Businesses as of October 31, 1993 were valued based on the information obtained during due diligence conducted by Transamerica prior to execution of the Asset Purchase Agreement. The Container Rental Businesses assets acquired and liabilities assumed will be recorded based upon fair values as of March 15, 1994, the actual date of acquisition.

Note B - Allocation of Purchase Price

         The purchase price has been allocated as described in the table below:

            Increase (decrease) to the Container
              Rental Businesses net asset value at
              October 31, 1993 as a result of
              estimated fair value adjustments:
                Equipment held for lease                   $  104,083
                Other assets                                  (16,236)
                                                           __________
                    Total estimated fair value
                      adjustments                              87,847
            Net assets of Container Rental
              Businesses at October 31, 1993                  215,361
            Elimination of goodwill not acquired             (195,299)
            Elimination of notes payable not assumed          872,865
            Elimination of deferred taxes not assumed          84,226
                                                           __________
                                                           $1,065,000
                                                           ==========
            (Amounts in thousands)

Page 10
                                                                    Page F-5

                       PRO FORMA FINANCIAL INFORMATION

              TRANSAMERICA FINANCE CORPORATION AND SUBSIDIARIES
            NOTES TO PRO FORMA FINANCIAL INFORMATION (Continued)
                              December 31, 1993
                                 (Unaudited)



Note C - Equipment Held for Lease

         Equipment held for lease has been adjusted to reflect the allocation of the purchase price not otherwise allocated to the fair value of nonlease assets. Depreciation expense has been adjusted to reflect depreciation of the allocated balance using the methodology followed by Transamerica Finance Corporation.

Note D - Notes Payable

         Notes payable have been adjusted to eliminate the Container Rental Businesses notes payable not assumed and to reflect the debt to be issued by Transamerica Finance Corporation in connection with the acquisition. Interest expense has been adjusted to reflect current interest rates on the related Transamerica Finance Corporation notes.

Note E - Income Tax Expense

         Income taxes have been calculated based on the effective income tax rate for Transamerica Finance Corporation's leasing operations.

Note F - Goodwill Amortization

         The Container Rental Businesses financial statements include goodwill amortization. The goodwill was not included in the assets acquired and accordingly the associated expense has been eliminated.

     (c)   Exhibits

           EX-2 Asset Purchase Agreement dated as of February 13, 1994 between Transamerica Container Acquisition Corporation and Tiphook plc and certain of its affiliated companies (incorporated by reference to Exhibit EX-2 of the Registrant's Annual Report on Form 10-K (File
                     No. 1-6798) for the year ended December 31, 1993).

           EX-2.1 Amendment and Supplement to Asset Purchase Agreement dated as of March 15, 1994 between Transamerica Container Acquisition Corporation and Tiphook plc and certain of its affiliated companies (incorporated by reference to Exhibit EX-2.1 of the Registrant's Annual Report on
                     Form 10-K (File No. 1-6798) for the year ended
                     December 31, 1993).

           EX-23 Consent of Touche Ross & Co. to the incorporation by reference of their report dated February 14, 1994
                     (March 23, 1994 as to certain post balance sheet events) on the Tiphook plc Container Rental Businesses financial statements for the year ended April 30, 1993 in the Registrant's Registration Statement on Form S-3 (File Nos. 33-40236 and 33-49763).

           EX-28.1 Tiphook plc Container Rental Businesses audited financial statements for the year ended April 30, 1993.

           EX-28.2 Tiphook plc Container Rental Businesses unaudited financial statements as of October 31, 1993 and for the six month periods ended October 31, 1993 and 1992.


                                 Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSAMERICA FINANCE CORPORATION
(Registrant)

David H. Hawkins
Senior Vice President and Treasurer

Date:  March 24, 1994

Difference Between Temporary Hardship Filed Document and the Electronically Filed Document

1. The symbol # has been used in the financial statements in Exhibits EX-28.1 and EX-28.2 in the electronically filed document to denote pounds sterling. In the temporary hardship filed document, the proper pounds sterling sign was used.